Exhibit 10.8
GUARANTY AGREEMENT
1. Guaranty. In consideration of THE TORONTO-DOMINION BANK (hereinafter called “Bank”) extending credit to and in order to induce the Bank to continue to extend credit to SFS Canada I, LP (hereinafter called “Debtor”) an indirect subsidiary of the undersigned SYSCO CORPORATION, effective as of the date set forth below (hereinafter called “Guarantor”), the undersigned Guarantor hereby unconditionally, irrevocably, and directly guarantees to the Bank, the full and punctual payment, as same becomes due, of any and all liabilities and indebtedness, now or hereafter existing, due or to become due, direct or indirect, absolute or contingent, at any time owing by Debtor, whether alone or jointly with any other person, to Bank pursuant to, or arising out of or in any way relating to or in respect of the credit facilities described in that certain Demand Facility Agreement dated June 30, 2011, each agreement as amended, renewed or replaced from time to time. Guarantor further agrees to reimburse the Bank forthwith upon demand for all costs, lawyer’s fees, and other expenses incurred by the Bank in the collection of said liabilities and indebtedness from Debtor or enforcement of any obligations of Debtor, or in the enforcement of this Guaranty. All of the foregoing liabilities and indebtedness and costs, fees and expenses shall hereinafter be referred to singularly as the “Obligation” and collectively as the “Obligations”.
2. Waiver. Guarantor will make payment to Bank of the Obligations immediately after demand therefor is made to Guarantor by Bank. Guarantor hereby expressly waives acceptance of this Guaranty, presentment, demand, notice of dishonour or default, protest of every kind and notice of protest with regard to this Guaranty and renounces all benefits of division and discussion. Guarantor agrees that it shall not be necessary for the Bank, in order to enforce payment by Guarantor under this Guaranty, to first institute suit, join, pursue or proceed in any manner or exhaust its remedies against Debtor or any other person or any other security for the Obligations.
3. Interest. If any of the Obligations are not paid or performed by Guarantor upon demand by the Bank hereunder the Guarantor will pay interest to the Bank at the highest rate of interest then payable by Debtor to the Bank from the date of demand on the Guarantor.
4. No Release. The Bank shall have the right, at any time and from time to time, in such manner, on such terms and for such periods as it deems fit, to alter, accelerate, renew, extend or change the time and manner of payment of the Obligations as the Bank may deem proper in its sole discretion, and the Bank shall have the right to otherwise deal with the Debtor as the Bank may deem proper in its sole discretion, all without notice to Guarantor and without in any way affecting the liability of Guarantor hereunder, except as hereafter provided.
5. Guarantee Absolute. This Guarantee shall be absolute, unconditional, irrevocable and continuing and shall not be affected by:
(a)	the bankruptcy, winding-up, dissolution, liquidation, consolidation, merger, amalgamation or reorganization of Debtor;

(b)	any lack of validity or enforceability of any agreement between Debtor and the Bank or any lack or limitation of power or incapacity on the part of Debtor; or

(c)	any other law, regulation or circumstance which might otherwise constitute a defence available for or a discharge of Debtor or Guarantor in respect of any or all of the Obligations.

6. Representations. The Guarantor represents and warrants to the Bank the following and acknowledges and agrees that the Bank is relying upon each such representation and warranty in extending credit and advancing funds to the Debtor:
(a)	the Guarantor is a corporation duly incorporated and in good standing under the laws of the State of Delaware;

(b)	the Guarantor has full corporate power and authority to grant financial assistance to the Debtor by the execution and delivery of this Guaranty and to perform and observe all of Guarantor’s obligations hereunder and the giving of this Guaranty has been duly authorized by all necessary corporate action;

(c)	the Guarantor has derived or expects to derive a financial and other advantage from the Bank extending credit to the Debtor;

(d)	the obligations of the Guarantor under this Guaranty rank pari passu with all senior unsecured obligations of the Guarantor.

(e)	the execution and delivery of the Guaranty will not conflict with, or result in the breach of, or constitute a default under, any material condition, provision or term of any agreement to which the Guarantor is a party or any award, decree, determination, injunction, judgment, order or writ of any court or arbitrator or any agency, board, body, bureau, commission, department or government having jurisdiction over the Guarantor.
7. Default by Guarantor. The following shall be a default under this Guaranty:
The Guarantor or any Significant Subsidiary (within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended) of the Guarantor shall,
(i)	default in the payment of any indebtedness of the Guarantor or such subsidiary (as the case may be, or any interest or premium thereon, when due whether by acceleration or otherwise, beyond any period of grace provided with respect thereto, or

(ii)	default in the performance or observance of any obligation or condition with respect to the indebtedness described in clause (i) above if the effect of such default results in the holder of such indebtedness accelerating the maturity of such indebtedness and the Guarantor or such subsidiary fails to pay such indebtedness, beyond any period of grace provided with respect thereto,

(iii)	either involuntarily or voluntarily file any petition seeking liquidation, reorganization or other relief under any bankruptcy or similar law, if in the case of any defaults described in clauses (i) and (ii) above, the aggregate principal amount of all such indebtedness for which all such defaults shall have occurred and be continuing exceeds US $50,000,000.
The Guarantor shall notify the Bank promptly in writing of a default under this Guaranty as described above, setting forth detail of the default and any action taken or proposed to be taken.
8. No-Set-off. Guarantor shall not claim any set-off or counter-claim against Debtor in respect of any liability of Debtor to Guarantor.

9. Bank’s Records. The records of the Bank as to the amount or existence of the Obligations or as to any failure by Debtor to the full payment when due of any Obligations will be prima facie evidence against Guarantor that such amount is at such time due and payable to Bank.
10. Assignment. The Bank, but not Guarantor, may assign, grant, pledge, sell or transfer any participation in this Guaranty or any of the Obligations or any power, remedy or right of the Bank hereunder. This Guaranty shall be binding upon and enure to the benefit of the Bank and the Guarantor and their respective administrators, successors and assigns.
11. No Waiver, Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
12. Severability. If any provision of this Guaranty is determined to be illegal, invalid or unenforceable in whole or in part, such illegality, invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.
13. Notices. Any demand, notice or other communication (hereinafter referred to as a “Communication”) to be given in connection with this Guaranty shall be given in writing and may be given by personal delivery, facsimile transmission or registered mail, addressed to the Bank or Guarantor at the address set forth below or such other address as may be designated by written notice by any party to the other. Any Communication given by personal delivery or facsimile transmission shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth day following the deposit thereof in a post office in Toronto, Ontario unless if between the time of mailing and the actual receipt of such notice or other communication there is a mail strike, slowdown or other labour dispute affecting delivery of such mail, then such notice or other communication will only be effective when actually delivered.

Address for Notices:

To Guarantor:

Sysco Corporation
1390 Enclave Parkway
Houston, Texas
USA, 77077-2099

Attention:            Treasurer

Fax No.:            713-584-2721

To Bank:

The Toronto-Dominion Bank
Attention:            Maria Castillo
Fax No.:            416- 983-1708
with a copy to: Betty Chang
Fax No.:            212-827-7232

14. Entire Agreement. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between Bank and Guarantor other than as expressly set forth in this Guaranty. No alteration, modification or waiver of this Guaranty or any condition, covenant, provision or term contained herein shall be binding on the Bank unless made in writing and signed by the Bank.
15. Foreign Currency. In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing under this Guaranty or for the payment of damages in respect of any breach of this Guaranty or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, if such judgment or order is expressed in a currency (the “Judgment Currency”) other than the currency of the Obligations (the “Agreed Currency”), the Guarantor shall indemnify and hold the Bank harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Bank arising or resulting from any variation as between (i) the exchange rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order, and (ii) the Exchange Rate at which the Bank is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Bank on the date of such receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Guarantor hereunder, shall apply irrespective of any indulgence granted hereunder.
16. Governing Law. This Guaranty will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in Ontario. The Guarantor to the fullest extent permitted by law irrevocably agrees that any suit, legal action or proceeding with respect to this Guaranty may be brought in the courts of the province of Ontario and by execution and delivery of this Guaranty, Guarantor irrevocably submits to the jurisdiction of the courts of the Province of Ontario and waives any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Guarantor consents to process being served in any suit, action or proceeding with respect to this Guaranty by personal delivery or registered mail in accordance with Section 12 of this Guaranty.
IN WITNESS WHEREOF, the undersigned has executed this Guaranty, or caused the same to be executed by its duly authorized officer this 30 day of June 2011.

SYSCO CORPORATION

By:	/s/ Kathy Oates Gish
Name:	Kathy Gish
Title:	Treasurer